EXHIBIT 5

                       OPINION OF FABIAN & CLENDENIN AS TO
                   THE LEGALITY OF THE SHARES BEING REGISTERED

                                September 1, 2000




Digitalpreviews.com, Inc.
7408 Comstock Circle
Salt Lake City, Utah   84121

         Re: Registration and Issuance of Digitalpreviews.com, Inc. Common Stock and Warrants to Public Investors

Dear Mr. Shamy:

         This firm has acted as counsel to Digitalpreviews.com, Inc., a Nevada corporation ("the Company"), in connection with its registration of 125,000 units with each unit consisting of one share of common stock, one A warrant and one B warrant (the "Securities") for sale to the public through the Company's Prospectus included within its Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on or about September 1, 2000.

         In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. The firm has also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus referred to above.

         2. When issued and distributed to the purchasers thereof, the Securities will be duly and validly issued and will be fully paid and nonassessable.

         3. The shareholders of the Company have no pre-emptive rights to acquire additional Securities of the Company.

         The firm hereby consents to the use of its name in the Prospectus and therein being disclosed as counsel to the Company in this matter.

                                             Very Truly, Yours,

                                             Fabian & Clendenin